Exhibit 99.1

For more information contact:

Jan Johannessen

Chief Financial Officer

Phone: (503) 268-8000

LATTICE SEMICONDUCTOR

UPDATES FOURTH QUARTER GUIDANCE

HILLSBORO, OR - DECEMBER 15, 2005 - Lattice Semiconductor (NASDAQ: LSCC) today announced its business update for the fourth quarter of 2005.

•                  Expected sequential revenue growth for the fourth quarter is narrowed to 1% - 2% due to a slightly lower level of turns business than originally forecast.

The following guidance for the fourth quarter remains unchanged from prior guidance:

•                  Gross margin percentage is expected to be approximately flat.

•                  Total quarterly operating expenses are expected to be approximately $36 to $37 million.

•                  Intangible asset amortization is expected to be approximately $3.7 million.

•                  A one-time restructuring charge is expected to be approximately $8-$10 million.

•                  Other income is expected to be approximately $2.0 million.

No conference call will be held in conjunction with this guidance update.

The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws, including statements about the expected impact, and timing of, the restructuring on our business and financial results, future quarterly financial results, revenues, customers, product offerings and the Company’s ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the ability of the Company to successfully complete its restructuring without disruption of its business, any delays in the timing of the restructuring and related charge, the possibility that the Company incorrectly estimated the restructuring charge, the ability of the Company to realize the anticipated benefits from the restructuring and the timing of those benefits, the impact of the ongoing Special Litigation Committee’s investigation and the Securities and Exchange Commission’s informal inquiry and any resulting actions, overall semiconductor market conditions, market acceptance and demand for the Company’s new products, the Company’s dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks and other risks that are described from time to time in our filings with the Securities and Exchange Commission, including those risk factors listed in our most recent quarterly report filed on Form 10-Q. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Lattice Semiconductor Corporation provides the industry’s broadest range of Field Programmable Gate Arrays (FPGA) and Programmable Logic Devices (PLD), including Field Programmable System Chips (FPSC), Complex Programmable Logic Devices (CPLD), Programmable Mixed-Signal Products (ispPAC®) and Programmable Digital Interconnect Devices (ispGDX®). Lattice also offers industry leading SERDES products. Lattice is “Bringing the Best Together” with comprehensive solutions for system design, including an unequaled portfolio of non-volatile programmable devices that deliver instant-on operation, security and “single chip solution” space savings.

Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in communications, computing, industrial, consumer, automotive, medical and military end markets. Company headquarters are located at 5555 NE Moore Court, Hillsboro, Oregon 97124-6421, USA; telephone 503-268-8000, fax 503-268-8037. For more information about Lattice Semiconductor Corporation, visit http://www.latticesemi.com

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Lattice Semiconductor Corporation, Lattice (& design), L (& design), ispGDX, ispPAC and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.